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EXHIBIT 99.1

Molson and Coors Announce Agreement to Pay Special Dividend to
Molson Shareholders
Pentland agrees to forego participation in special dividend

        MONTREAL, Canada, and GOLDEN, Colorado, November 5, 2004—Molson Inc. (TSX: MOL.A) and Adolph Coors Company (NYSE: RKY) today announced that in connection with the previously announced merger of the two companies, they have agreed to include a special dividend to Molson shareholders as part of the transaction. Pentland Securities (1981) Inc., a company owned by Eric H. Molson and Stephen T. Molson and controlled by Eric H. Molson, has agreed to forego any participation in the special dividend.

        Both Molson Class A non-voting and Class B common shareholders, excluding Pentland, will receive C$ 3.26 per share, or a total of approximately C$ 381 million (US$ 316 million), payable as part of the plan of arrangement to Molson shareholders of record as of the last trading day immediately prior to the date of closing of the merger transaction. Had Pentland not agreed to forego participation in the special dividend, the special dividend payable to all Class A and Class B shareholders would have been C$ 3.00 per share. This payment has been approved by both companies' Boards of Directors. The other terms of the proposed merger transaction will remain as previously announced.

        "Pentland's agreement to forego participation in the special dividend demonstrates a firm conviction that the Molson Coors merger is in the best interests of Molson and will bring significant value to its shareholders", said Eric H. Molson, Chairman of the Board of Molson. "Pentland is fully committed to the Molson Coors merger and no other transaction will be supported by Pentland" added Mr. Molson.

        Both Coors and Molson agree that the merger is the best alternative for both companies, and are confident that the merged company can create greater levels of sustained shareholder value. Today's action provides immediate value to Molson shareholders while still enabling them to participate in the significant long-term upside of the combination.

        Shareholder approval, which is required to complete the transaction, will be solicited by the companies by means of the definitive proxy statement upon completion of the SEC review process. Once the definitive proxy statement has been cleared by the SEC, it will be submitted to the Quebec Superior Court and then mailed to shareholders. Each company will then hold special shareholder meetings to approve the transaction. Assuming these approvals, and approval by the Quebec Superior Court, the companies expect to close the transaction later this year or early next year.

About Molson Inc.

        Molson is Canada's largest brewer and one of the world's leading brewers of quality beer with operations in Canada, Brazil and the United States. A global brewer with CAN$ 3.5 billion in gross annual sales, Molson traces its roots back to 1786, making it North America's oldest beer company. Committed to brewing excellence, Molson produces an award-winning portfolio of beers including Molson Canadian, Molson Export, Molson Dry, Rickard's, A Marca Bavaria, Kaiser and Bavaria. For more information on Molson Inc., please visit the company's website at www.molson.com.

About Adolph Coors Company

        Founded in 1873, Adolph Coors Company is the world's eighth-largest brewer, with $5.4 billion in annual gross sales. Its principal subsidiary is Coors Brewing Company, the third-largest brewer in the U.S., with a beverage portfolio that includes Coors Light, Coors, Aspen Edge, Killian's, Zima XXX and the Keystone family of brands. The company's operating unit in the United Kingdom, Coors Brewers Limited, is the U.K.'s second-largest brewer, with brands that include Carling—the best-selling beer in the U.K.—Grolsch, Worthington's, Reef and the recently launched Coors Fine Light Beer. For more information on Adolph Coors Company, please visit the company's website at www.coors.com.

Contacts
For Molson Inc.:	For Coors:
Investors Danielle Dagenais 514-599-5392	Investors Dave Dunnewald 303-279-6565
Kevin Caulfield 303-277-6894
Media Sylvia Morin 514-590-6345	Media Laura Sankey 303-277-5035

        This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "would", "may", "will", "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (separately and together the "Companies"). Such statements include, but are not limited to, statements about the anticipated benefits, savings and synergies of the merger between Adolph Coors Company and Molson Inc., including future financial and operating results, Coors' and Molson's plans, objectives, expectations and intentions, the markets for Coors' and Molson's products, the future development of Coors' and Molson's business, and the contingencies and uncertainties to which Coors and Molson may be subject and other statements that are not historical facts. The press release also includes information that has not been reviewed by the Companies' independent auditors. There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described. All forward-looking statements in this press release are expressly qualified by information contained in each company's filings with regulatory authorities. The Companies do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

        The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required approvals of the merger on the proposed terms and schedule; the failure of Coors and Molson stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; and disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that could cause Coors' and Molson's results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Neither Coors nor Molson undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

        Coors has filed a preliminary joint proxy statement/management information circular regarding the proposed transaction with the Securities and Exchange Commission. Stockholders are urged to read the definitive joint proxy statement/management information circular when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/management information circular and the filings with the Securities and Exchange Commission that will be incorporated by reference in the definitive joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's and Molson's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement/management information circular filed with the Securities and Exchange Commission.

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Molson and Coors Announce Agreement to Pay Special Dividend to Molson Shareholders Pentland agrees to forego participation in special dividend